There is No Exhibit Index


                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):   April 27, 1999


                        MLH INCOME REALTY PARTNERSHIP VI

      (Exact name of registrant as specified in its governing instrument)




            New York                 0-15532                   13-3272339
(State of Organization)     Commission File Number           (IRS Employer
                                                           Identification No.)


                      World Financial Center, South Tower
               225 Liberty Street, New York, New York 10080-6112
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (800) 288-3694

Item 5. Other Events

                  As previously reported, Treasure Island Associates ("TIA"), a joint venture partnership between MLH Income Realty Partnership VI (the "Registrant") and an unaffiliated entity, and Vestar-Athens Resorts, L.L.C., a Phoenix, Arizona based real estate developer ("Athens"), entered into a contract and an amendment thereto (the "Contract"), for the sale of the land formerly known as Treasure Island, a former mobile home park located in Laguna Beach, California (the "Property"). Athens plans to purchase the Property and develop it as an oceanfront resort community (the "Project").

        Also reported previously, certain Laguna Beach residents submitted referendum petitions (the "Referendum Petitions") in opposition to actions taken by the Laguna Beach City Council ("City Council") necessary to implement the Project. The referendum petitions sought to overturn resolutions adopted by the City Council approving the Specific Plan contained in the Treasure Island Local Coastal Program ("Program") and an amendment to the City's General Plan, as well as the City Council's approval of an ordinance amending the City Zoning Code, all of which were necessary to implement the Program. At a special election held on April 27, 1999, the electorate voted to approve the actions of the City Council, allowing the redevelopment project to go forward.

     The Contract provides that the closing is scheduled to take place on July 27, 1999 and sets the purchase price for the Property at $37,000,000. If the closing has not occurred by June 1, 1999, the purchase price to be paid by Athens will increase by an amount equal to an annualized 10% of the stated purchase price until the closing date. The Contract is subject to several conditions, and there can be no assurance that a sale will be consummated.

         The Registrant wishes to ensure that statements made regarding expected future developments regarding the Property are accompanied by meaningful cautionary statements pursuant to the safe harbor established in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current available data and reflect the Registrant's expectations that the Property will be sold to Athens in accordance with the terms set forth in the Contract. Actual closing of the sale is subject to future events and uncertainties, which could materially affect the ability of the Registrant to consummate the sale to Athens.

         Since this is the last remaining property investment of the Registrant, pursuant to Section 8.1 (ii) of the Registrant's Amended and Restated Agreement of Limited Partnership, the sale of this last property will cause the dissolution of the Registrant. The Registrant will not be liquidated, however, until payment of a final liquidating distribution to the Registrant's partners of all of the Registrant's remaining assets.

         Neither TIA nor the Registrant is an affiliate of Athens.

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           MLH INCOME REALTY PARTNERSHIP VI

                                     By:   MLH Property Managers Inc.
                                           Managing General Partner




                                     By:   /s/ Jack A. Cuneo
                                           ---------------------------------
                                           Jack A. Cuneo
                                           Chairman, Chief Executive Officer,
                                           President and Chief Operating Officer

Dated:  April 30, 1999